Exhibit 99.1

DOUBLE EAGLE ACQUISITION CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [  ], 2017

PROXY CARD

The undersigned hereby appoints [Jeff Sagansky], [Eli Baker] and [James A. Graf] (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the “general meeting”) of shareholders of Double Eagle Acquisition Corp. (“Double Eagle”), to be held on [  ], 2017, at [  ] [a.m./p.m.] Eastern time, at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the general meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL PRESENTED TO SHAREHOLDERS.

The closing of the business combination is conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposals and the Stock Issuance Proposal at the general meeting, the Domestication Proposal is conditioned on the approval of the Business Combination Proposal, the Organizational Documents Proposals are conditioned on the approval of the Business Combination Proposal and the Domestication Proposal, the Stock Issuance Proposal is conditioned on the approval of the Organizational Documents Proposal, Business Combination Proposal and the Domestication Proposal, the Incentive Award Plan Proposal is conditioned on the approval of the Stock Issuance Proposal, the Organizational Documents Proposal, Business Combination Proposal and the Domestication Proposal, and the Adjournment Proposal is not conditioned on the approval of any other proposal (as each is defined on the reverse side).

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on the reverse side)

Important Notice Regarding the Availability of Proxy Materials for the General Meeting:

The Notice and Proxy Statement are available at

[www.cstproxy.com/doubleeagleacquisitioncorp/sm2017]

SEE REVERSE SIDE

Please mark vote as indicated in this example	☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends a vote “FOR” each proposal

1) The Business Combination Proposal. To approve by ordinary resolution and adopt the stock purchase agreement, dated as of August 21, 2017, as amended on September 6, 2017 and as may be further amended from time to time (the ‘‘Stock Purchase Agreement’’), by and among Double Eagle, Williams Scotsman Holdings Corp., a Delaware corporation and a wholly owned subsidiary of the Company (the ‘‘Holdco Acquiror,’’ and, together with the Company, the ‘‘Acquirors’’), Algeco Scotsman Global S.à r.l., a Luxembourg société à responsabilité limitée (‘‘Algeco Global’’) and Algeco Scotsman Holdings Kft., a Hungarian limited liability company (together with Algeco Global, the ‘‘Sellers’’), pursuant to which the Holdco Acquiror will purchase from the Sellers all of the issued and outstanding shares of common stock, par value $0.01 per share (the ‘‘Williams Scotsman common stock’’), of Williams Scotsman International, Inc., a Delaware corporation (‘‘WSII,’’ and together with its subsidiaries, ‘‘Williams Scotsman’’) (the transactions contemplated by the Stock Purchase Agreement, the ‘‘business combination’’);

FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Certification: I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other shareholder with respect to the ordinary shares of Double Eagle owned by me in connection with the business combination.

SHAREHOLDER CERTIFICATION ☐

2) The Domestication Proposal. To approve by special resolution, assuming the business combination proposal is approved and adopted, the change of Double Eagle’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the ‘‘domestication’’).

FOR ☐	AGAINST ☐	ABSTAIN ☐

The Organizational Documents Proposals. The following proposals to approve by special resolution, the following material differences between the current amended and restated memorandum and articles of association of Double Eagle and the proposed new certificate of incorporation and bylaws of Williams Scotsman Corporation, the post-domestication company (‘‘WSC’’):

3) to approve the provision in WSC’s proposed certificate of incorporation changing the authorized share capital from $40,100 divided into 380,000,000 Class A ordinary shares, par value $0.0001 per share (‘‘Class A ordinary shares’’), 20,000,000 Class B ordinary shares, par value $0.0001 per share (‘‘Class B ordinary shares’’), and 1,000,000 preferred shares, par value $0.0001 per share (‘‘preferred shares’’), to authorized capital stock of 401,000,000 shares, consisting of 400,000,000 shares of common stock, par value $0.0001 per share of WSC (‘‘WSC common stock’’) and 1,000,000 shares of preferred stock;

FOR ☐	AGAINST ☐	ABSTAIN ☐

4) to approve the provision in WSC’s proposed bylaws authorizing that only the board of directors, chairperson of the board of directors or the chief executive officer may call a meeting of stockholders;

FOR ☐	AGAINST ☐	ABSTAIN ☐

5) to approve all other changes in connection with the replacement of the current amended and restated memorandum and articles of association of Double Eagle with the proposed new certificate of incorporation and bylaws of WSC as part of the domestication, including, among other things, (i) changing the post-domestication corporate name from ‘‘Double Eagle Acquisition Corp.’’ to ‘‘Williams Scotsman Corporation’’ and making WSC’s corporate existence perpetual, (ii) adopting Delaware as the exclusive forum for certain stockholder litigation, (iii) granting a waiver regarding corporate opportunities to WSC’s non-employee directors and (iv) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which Double Eagle’s board of directors believe are necessary to adequately address the needs of WSC after the business combination.

FOR ☐	AGAINST ☐	ABSTAIN ☐

6) The Stock Issuance Proposal. To approve by ordinary resolution, for the purposes of complying with the applicable listing rules of The NASDAQ Stock Market (‘‘NASDAQ’’), the issuance of shares of WSC common stock (i) to a newly formed entity controlled by funds managed by TDR Capital LLP, certain of its affiliates, co-investors or syndicates (collectively, the ‘‘TDR Investor’’) in a private placement at the closing of the business combination (the ‘‘Private Placement’’), (ii) to the TDR Investor following the closing of the business combination, pursuant to the terms of that certain Equity Commitment Letter and (iii) to the Sellers, pursuant to the terms of that certain Exchange Agreement.

FOR ☐	AGAINST ☐	ABSTAIN ☐

14) The Incentive Award Plan Proposal. To approve by ordinary resolution, the Williams Scotsman Corporation 2017 Incentive Award Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

15) The Adjournment Proposal. To approve by ordinary resolution, the adjournment of the general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the condition precedent proposals would not be duly approved and adopted by our shareholders or we determine that one or more closing condition under the Stock Purchase Agreement is not satisfied or waived.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:	, 2017

Signature

Signature (if held jointly)

NOTE: Please sign as name appears hereon. Join owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR” each director nominee and proposal presented to shareholders. If any other matters properly come before the general meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.